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                                                                   EXHIBIT 10.18

                     AMENDMENT NO. 1 TO WARRANT AGREEMENT

     AMENDMENT NO. 1 TO WARRANT AGREEMENT dated as of March 30, 1995 between
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Associated Holdings, Inc., a Delaware corporation (the "Issuer"), and Boise
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Cascade Corporation, a Delaware corporation (the "Holder").
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     WHEREAS, the Issuer has made a tender offer for the shares of, and has agreed following consummation of the tender offer to merge into, United Stationers Inc. (the "Merger"), and Associated Stationers, Inc., a Delaware
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corporation ("Operating Company"), has agreed to merge into a wholly-owned
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subsidiary of United Stationers Inc.;

     WHEREAS, in connection therewith the Loans (as defined in the Warrant Agreement referred to below) will be refinanced by loans under other credit agreements;

     WHEREAS, in connection with the foregoing, the Issuer has requested, and the Holder is willing, to amend the Warrant Agreement dated as of January 31, 1992 between the Issuer and the Holder (as heretofore amended, the "Warrant
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Agreement");
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     NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. Definitions.  Terms used but not defined herein shall have the
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respective meanings assigned to such terms in the Warrant Agreement as amended hereby.

     Section 2. Amendments.  The Warrant Agreement shall be amended as follows:
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     2.1  The definitions in Section 1 of the Warrant Agreement shall be amended as follows:

     (a) The definitions of "Annual Management Fees" and "Monthly Management Fees" shall be deleted.

     (b)  The following definitions shall be added in their appropriate places.

          "Senior Subordinated Credit Agreement" shall have the meaning set
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forth in the Credit Agreement.

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          "Senior Subordinated Lenders" shall have the meaning set forth in the
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     Credit Agreement.

          "United" means United Stationers Inc., a Delaware corporation, as the
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     successor-in-interest to Associated Holdings, Inc.

      (c) The following definitions shall be amended as follows:

          "Change in Control" shall have the meaning set forth in the Credit
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     Agreement.

          "Class A Common Stock" shall have the meaning assigned to such term in
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     Section 3.07 and shall include the Common Stock, $.10 par value, of United.

          "Class B Common Stock" shall have the meaning assigned to such term in
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     Section 3.07 and shall include the Nonvoting Common Stock, $.01 par value, of United.

          "Credit Agreement" shall mean the Credit Agreement dated as of
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     March __, 1995 among the Operating Company, the Issuer, the lenders signatory thereto and The Chase Manhattan Bank (National Association) as Agent, together with any amendments, modifications or supplements thereto or replacements or refinancings thereof except as otherwise indicated.

          The phrase "but shall not include Options" shall be added at the end of the definitions of "Convertible Securities".

          The phrase "and following the Merger shall include United Stationers Supply Co." shall be added at the end of the definition of "Operating Company".

          The phrase "including the Common Stock, $.10 par value, and the Nonvoting Common Stock, $.01 par value, of United" shall be added at the end of the first sentence of the definition of "Common Stock".

          The phrase "and following the Merger shall include United" shall be added at the end of the definition of "Issuer".

          The phrase "after March 29, 1995" shall be added after the words "Common Stock" on the fourth line of the definition of "Qualified Public Offering".

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          The phrase "other than Common Stock" shall be added after the word
"security" in the first line of the definition of "Participating Securities".

          The phrase "under the definition of 'Subsidiary'" is deleted from the fifth and sixth lines of the definition of "Subsidiary".

          2.2 Section 7.01(a) of the Warrant Agreement is amended to read in its entirety as follows:

          "(a) Notwithstanding anything herein to the contrary, but subject to the provisions of Section 7.01(b), if Wingate, Cumberland, Good Capital or any
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of their subsidiaries, Affiliates (but excluding any limited partners of Wingate as such) or associates (as defined under the Exchange Act) (other than pursuant to an underwritten public offering or in an ordinary brokerage transaction under Rule 144) proposes, in a single transaction or a series of related transactions, to sell, dispose of or otherwise transfer, directly or indirectly, any shares of Common Stock then-outstanding in any manner, other than (i) the Employee Shares, (ii) pursuant to a registration statement filed pursuant to the Securities Act in which the Holders may participant pursuant to the terms of the Registration Rights Agreement, or (iii) in an ordinary brokerage transaction pursuant to Rule 144 (each, a "Tag-Along Sale"), then Issuer shall cause such
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Stockholder (the "Selling Stockholder") to refrain from effecting such
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transaction unless, prior to the consummation thereof, the Holders shall have been afforded the opportunity to join in such transfer as provided in Section
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7.02 (it being understood that such Holders shall pay their own expenses in
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connection therewith)."

          2.3 Section 9.04 is amended by adding at the end thereof the words "and the Senior Subordinated Credit Agreement".

          2.4  Section 9.05 is amended to read in its entirety as follows:

          "9.05  Transactions with Affiliates.  Except as expressly permitted by
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     this Agreement, Issuer shall not, nor shall it permit any of its
     Subsidiaries to, directly or indirectly: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; (d) enter into any other transaction directly or indirectly with or
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     for the benefit of an Affiliate (including guarantees and assumptions of obligations of an Affiliate); provided, however, that (i) any Affiliate who
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     is an individual may serve as an officer or employee of Issuer or its
     Subsidiaries and receive reasonable compensation for his or her services in such capacity, and (ii) Issuer and its Subsidiaries may enter into transactions providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other assets in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to Issuer and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Third Party; or (e) pay to Wingate, Cumberland or any of their respective Affiliates any management, consultant, financial advisor, director or similar fees ("Sponsor
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     Management Fees"), except as permitted under the Credit Agreement as in
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     effect on the date hereof without giving effect to any modifications or supplements thereto, or termination thereof, after the date hereof."

          2.5 Section 9.06(b) is amended by deleting the word "repurchase" in the second line thereof.

          2.6 Section 9.06(e) is amended by adding the words "except that Issuer and each Subsidiary may own a percentage of the stock of any Subsidiary not lower than the percentage owned at the effective time of the Merger" at the end thereof.

          2.7 Section 9.06(g) is amended by adding the words "it being recognized that the last day of the fiscal year of United following the Merger need not be changed to December 31 before December 31, 1995".

          2.8 Section 9.08 is amended by adding at the end of the first paragraph the sentence "This Section shall not apply at the time when the Issuer has securities registered under Section 12(b) or 12(g), or is required to file reports under Section 15(d), of the Exchange Act."

          2.9 Section 9.09 is amended by adding at the end thereof the sentence "This Section shall not apply at any time when the Issuer has securities registered under Section 12(b) or 12(g), or is required to file reports under
Section 15(d), of the Exchange Act."

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          2.10 Representation and Warranties of Issuer. The Issuer represents
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and warrants as follows:

          (a) No Breach. The execution, delivery and performance of this
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Amendment by the Issuer and the consummation by the Issuer of the transactions contemplated hereby will not (a) violate the certificate of incorporation or by-laws of the Issuer, (b) violate any loan or credit agreement to which the Issuer is a party or is bound, or result in a breach of or default under any other instrument or agreement to which the Issuer is a party or is bound in a way which could reasonably be expected to have a material adverse effect on
(i) the property, business, operations, financial condition, prospects, liabilities, or capitalization of the Issuer and the Subsidiaries taken as a whole, (ii) the ability of the Issuer to perform its obligations under this Amendment, the Warrant Agreement, the Warrant, or the Registration Rights Agreement, or (iii) the validity or enforceability of this Amendment, the Warrant Agreement, the Warrant, or the Registration Rights Agreement, or
(iv) the rights and remedies of the Holder under the Warrant Agreement, the Warrant, or the Registration Rights Agreement, (c) violate any judgment, order, injunction, decree, or award against or binding upon the Issuer, (d) result in the creation of any material lien upon any of the properties or assets of the Issuer, or (e) violate any law, rule or regulation relating to the Issuer.

          (b) Corporate Action. The Issuer has all necessary corporate power and
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authority to execute, deliver, and perform its respective obligations under this
Amendment; the execution, delivery and performance by the Issuer of this Amendment have been duly authorized by all necessary corporate action (including all stockholder action) on the part of the Issuer; and this Amendment has been duly executed and delivered by the Issuer and constitutes the legal, valid, and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws effecting the rights of creditors generally as applicable to the Issuer, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c) Capitalization. The representations in Section 8.14 of the Credit
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Agreement are complete and correct.

          (d) Prior Representations and Warranties. After giving effect to this
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Amendment, (i) the Issuer is in compliance


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with its obligations under the Warrant Agreement and the Registration Rights
Agreement and (ii) except for the representations made by the Issuer in
Section 3.07 of the Warrant Agreement, all representations and warranties made by the Issuer in Section 3 of the Warrant Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

          Section 3.  Documents Otherwise Unchanged.  Except as herein provided,
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the Warrant Agreement shall remain unchanged and in full force and effect, and each reference to the "Warrant Agreement" and words of similar import in the Warrant Agreement, both as amended hereby, shall be a reference to the Warrant Agreement, as amended hereby, and as the same may be further amended, supplemented, and otherwise modified and in effect from time to time.

          Section 4.  Counterparts.  This Amendment may be executed in any
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number of counterparts, each of which shall be identical and all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

          Section 5.  Binding Effect.  This Amendment shall be binding upon and
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inure to the benefit of the parties hereto and their respective successors and assigns.

          Section 6.  Governing Law.  This Amendment shall be governed by, and
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construed in accordance with, the law of the State of Illinois.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.


                                               ASSOCIATED HOLDINGS, INC.


                                               By: /s/DANIEL H. BUSHELL
                                                  ------------------------------
                                                  Name: Daniel H. Bushell
                                                  Title: Chief Financial Officer



                                               BOISE CASCADE CORPORATION


                                               By: /s/J. W. HOLLEREN
                                                  -----------------------------
                                                  Name: J. W. Holleren
                                                  Title: Vice President

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